Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

USD Partners LP

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 10, 2016, relating to the 2015 and 2014 consolidated financial statements of USD Partners LP (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas
May 5, 2016